EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:       Richard Hurd
  Chief Executive Officer
Telephone:   (414) 421-8200

1895 BANCORP OF WISCONSIN, INC.
ANNOUNCES COMPLETION OF SUBSCRIPTION OFFERING

Greenfield, Wisconsin, June 22, 2021 — 1895 Bancorp of Wisconsin, Inc. (the “Company”) (NASDAQ: BCOW), the holding company for PyraMax Bank (the “Bank”), announced today that 1895 Bancorp of Wisconsin, Inc., a newly formed Maryland corporation that is the proposed successor holding company of the Bank (“New 1895 Bancorp”), has completed the subscription offering being conducted in connection with the Company’s previously announced plan to convert from the mutual holding company to the fully public stock holding company form of organization.

Sufficient orders were received in the subscription offering such that it is expected that no community offering or syndicated offering will be held.  The Company is currently processing the orders received; accordingly, no further information regarding the offering is available at this time.  The closing of the offering and conversion remains subject to customary regulatory approvals, as well as the approval of the members of 1895 Bancorp of Wisconsin, MHC and stockholders of the Company.  Special meetings of members and stockholders have been called for June 25, 2021.

Any questions regarding the conversion or the offering may be directed to the Stock Information Center by telephone at (877) 643-8217.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder and/or member approval of the conversion; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About 1895 Bancorp of Wisconsin, Inc.
The Company is a federal corporation based in Greenfield, Wisconsin. The Company’s banking subsidiary, Pyramax Bank, opened in 1895 and currently operates six full-service offices serving customers in the counties of Milwaukee, Ozaukee and Waukesha Wisconsin.